Filed pursuant to Rule 424(b)(3) Registration No. 333-138103

PROSPECTUS SUPPLEMENT NO. 1 DATED MARCH 2, 2007
(to prospectus dated January 19, 2007)

6,933,334 SHARES OF COMMON STOCK

NETSOL TECHNOLOGIES, INC.

This prospectus supplement supplements the prospectus dated January 19, 2007 of NetSol Technologies, Inc. relating to the sale by certain of our stockholders of our shares of common stock. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supercedes the information contained in the prospectus.

The cover page of the prospectus, the prospectus summary, beginning on page 1, and the plan of distribution, beginning on page 13 is hereby amended to add the following statement:

230,863 shares of our common stock issued in to the Selling Stockholders as payment of interest, in lieu of cash, due to the Selling Stockholders on the conversion date of the Convertible Note, are subject to distribution upon the effectiveness of registration statement number 333-14028, and in accordance with a prospectus filed by the Company in connection with such registration statement number 333-138103. Accordingly, shares offered for resale by the selling stockholders pursuant to this prospectus may be distributed concurrently with those offered for resale by the selling stockholders pursuant to a prospectus filed in connection with registration statement number 333-14028.

Investing in shares of our common stock involves risks, which are described in “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 2, 2007